Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SandRidge Energy, Inc., to be filed on or about December 12, 2012, of reference to our name and all other information taken from the reports listed below as contained in SandRidge Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission on February 27, 2012, as amended by Amendment No. 1 filed on March 20, 2012:

December 31, 2011, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

December 31, 2010, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

December 31, 2009, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III
Executive Vice President

Dallas, Texas

December 11, 2012